Exhibit 4.1

JOHNSON & JOHNSON

COMPANY ORDER

Pursuant to the authorization of the Board of Directors of Johnson & Johnson, a New Jersey corporation (the “Company”), in resolutions adopted on February 11, 2014, the undersigned, being duly authorized, hereby approve the issuance of one or more Notes of the Company, with the terms and provisions as described below, pursuant to and further subject to an Indenture dated as of September 15, 1987, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company, which succeeded Harris Trust and Savings Bank), as supplemented by the First Supplemental Indenture dated as of September 1, 1990.

TITLE:	Floating Rate Notes due 2019 (the “Floating Rate Notes”)

1.125% Notes due 2019 (the “1.125% Notes”)

1.650% Notes due 2021 (the “1.650% Notes”)

2.050% Notes due 2023 (the “2.050% Notes”)

2.450% Notes due 2026 (the “2.450% Notes”)

3.550% Notes due 2036 (the “3.550% Notes”)

3.700% Notes due 2046 (the “3.700% Notes” and collectively with the Floating Rate Notes, the 1.125% Notes, the 1.650% Notes, the 2.050% Notes, the 2.450% Notes and the 3.550% Notes, the “Notes”)

PRINCIPAL AMOUNT:	$300 million of the Floating Rate Notes

$700 million of the 1.125% Notes

$1.0 billion of the 1.650% Notes

$500 million of the 2.050% Notes

$2.0 billion of the 2.450% Notes

$1.0 billion of the 3.550% Notes

$2.0 billion of the 3.700% Notes

FLOATING INTEREST RATE:	3 month U.S. dollar LIBOR + 27 basis points on the Floating

Rate Notes, payable quarterly on March 1, June 1, September 1 and December 1 of each year, commencing June 1, 2016, to the holders of record at the close of business on February 15, May 15, August 15 and November 15 next preceding such interest payment dates

FIXED INTEREST RATE:	1.125% per annum on the 1.125% Notes,

1.650% per annum on the 1.650% Notes,

2.050% per annum on the 2.050% Notes,

2.450% per annum on the 2.450% Notes,

3.550% per annum on the 3.550% Notes,

3.700% per annum on the 3.700% Notes,

in each case payable semiannually on March 1 and September 1 of each year, commencing September 1, 2016, to the holders of record at the close of business on February 15 and August 15 next preceding such interest payment dates

MATURITY DATE:	March 1, 2019 for the Floating Rate Notes

March 1, 2019 for the 1.125% Notes

March 1, 2021 for the 1.650% Notes

March 1, 2023 for the 2.050% Notes

March 1, 2026 for the 2.450% Notes

March 1, 2036 for the 3.550% Notes

March 1, 2046 for the 3.700% Notes

PUBLIC OFFERING PRICE:	Floating Rate Notes: 100% of the principal amount plus accrued interest, if any, from March 1, 2016 to the date of closing

1.125% Notes: 99.988% of the principal amount plus accrued interest, if any, from March 1, 2016 to the date of closing

1.650% Notes: 100% of the principal amount plus accrued interest, if any, from March 1, 2016 to the date of closing

2.050% Notes: 99.734% of the principal amount plus accrued interest, if any, from March 1, 2016 to the date of closing

2.450% Notes: 99.859% of the principal amount plus accrued interest, if any, from March 1, 2016 to the date of closing

3.550% Notes: 99.475% of the principal amount plus accrued interest, if any, from March 1, 2016 to the date of closing

3.700% Notes: 99.336% of the principal amount plus accrued interest, if any, from March 1, 2016 to the date of closing

PLAN OF DISTRIBUTION:	A public offering underwritten by Goldman, Sachs & Co.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith, Incorporated; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; RBS Securities Inc.; BNP Paribas Securities Corp.; HSBC Securities (USA) Inc.; The Williams Capital Group, L.P.; Mitsubishi UFJ Securities (USA), Inc.; RBC Capital Markets, LLC; Santander Investment Securities, Inc.; UniCredit Capital Markets LLC; ING Financial Markets LLC; and UBS Securities LLC

UNDERWRITING DISCOUNT:	0.250% of the principal amount for the Floating Rate Notes

0.250% of the principal amount for the 1.125% Notes

0.350% of the principal amount for the 1.650% Notes

0.400% of the principal amount for the 2.050% Notes

0.450% of the principal amount for the 2.450% Notes

0.875% of the principal amount for the 3.550% Notes

0.875% of the principal amount for the 3.700% Notes

FLOATING NOTE OPTIONAL REDEMPTION:	None

FIXED NOTE OPTIONAL REDEMPTION:	Make-whole call and, solely with respect to the 1.650% Notes, par call within 1 month of the maturity date, as set forth in the forms of the Notes and, solely with respect to the 2.050% Notes, par call within 2 months of the maturity date, as set forth in the forms of the Notes and, solely with respect to the 2.450% Notes, par call within 3 months of the maturity date, as set forth in the forms of the Notes and, solely with respect to the 3.550% Notes and the 3.700% Notes, par call within 6 months of the maturity date, as set forth in the forms of the Notes

MANDATORY REDEMPTION:	None

LISTING:	None

PLACE AND MANNER OF PAYMENT:	The principal of and interest on the Notes will be payable as set forth in the forms of the Notes.

DENOMINATIONS:	Minimum denomination of $2,000 and additional increments of $1,000

EVENTS OF DEFAULT:	As set forth in the forms of the Notes

CURRENCY:	Payable in U.S. dollars

FORM OF SECURITY:	The Notes will be issued in the form of Global Securities, which will be deposited with, or on behalf of, the Depositary.

DEPOSITARY:	The Depository Trust Company, New York.

/s/ Dominic J. Caruso
Name: Dominic J. Caruso
Title: Vice President, Finance and Chief Financial Officer

/s/ Michelle Ryan
Name: Michelle Ryan
Title: Treasurer

Effective Date: February 25, 2016

[Signature Page to Company Order]